QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
TUPPERWARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

To Our Shareholders:

        It is my pleasure to invite you to attend the annual meeting of shareholders of Tupperware Corporation to be held on Thursday, May 15, 2002, at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida. The meeting will begin at 1:00 p.m.

        The notice of meeting and proxy statement following this letter describes the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it, or to vote telephonically or electronically, as soon as possible so that your shares will be represented.

Sincerely,

Rick Goings Chairman and Chief Executive Officer
March 28, 2002

Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2002 annual meeting of shareholders of Tupperware Corporation will be held at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida on Thursday, May 15, 2002, at 1:00 p.m. to consider and vote upon:

  1.
  The election of three directors for the term expiring at the 2005 annual meeting of shareholders;

  2.
  The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 28, 2002;

  3.
  The proposal to approve the Tupperware Corporation 2002 Incentive Plan;

  4.
  The proposal to amend the Tupperware Corporation Director Stock Plan; and

  5.
  Such other business as may properly come before the meeting and any adjournment thereof.

        The foregoing matters are described in more detail in the attached proxy statement.

        Please complete and sign the enclosed proxy card and return it promptly in the accompanying postage-paid envelope or vote your shares telephonically or electronically, as is contemplated by the voting materials. This will ensure that your vote is counted whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

        If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided or indicate your intention to attend as instructed by the telephonic and electronic voting instructions. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

By order of the Board of Directors,

Thomas M. Roehlk Senior Vice President, General Counsel and Secretary
March 28, 2002

GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tupperware Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 15, 2002, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 28, 2002.

Voting at the Meeting

        The Board of Directors (the "Board") has fixed the close of business on March 18, 2002, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 58,172,442 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

        Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Corporate Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed an officer of Wells Fargo Bank Minnesota, N.A., transfer agent for the Company, as the independent inspector to act at the meeting.

        The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors. Federal securities law regulations require the affirmative vote of a majority of the Company's common stock present, or represented, and entitled to vote at the meeting, for the approval of the Tupperware Corporation 2002 Incentive Plan and the approval of the amendment of the Tupperware Corporation Director Stock Plan. Abstentions are not treated as votes cast for purposes of the election of directors or the approval of independent auditors, but they are treated as present and, therefore, as votes against the Tupperware Corporation 2002 Incentive Plan and the amendment of the Tupperware Corporation Director Stock Plan. Broker non-votes are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

1.    Election of Directors

Board of Directors

        The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. All of the nominees are currently directors of the Company. The Board has nominated three directors for election at this meeting for the term expiring in 2005. They are Clifford J. Grum, Betsy D. Holden and Angel R. Martinez.

        Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

        The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

Nominees for Election as Directors for the Term Expiring in 2005:

CLIFFORD J. GRUM, Retired Chairman of the Board and Chief Executive Officer of Temple-Inland Inc., a holding company with operations in corrugated packaging, bleached paperboard, building products and financial services. Mr. Grum serves as a director of Cooper Industries, Inc. and Trinity Industries, Inc. Term expires 2002. Age 67. First elected: 1996.

BETSY D. HOLDEN, Co-CEO of Kraft Foods, Inc. since March, 2001, and President and CEO of Kraft Foods North America since May 2000. Both are food business units of Philip Morris Companies Inc. Previously, she was Executive Vice President of Kraft Foods, Inc., with responsibility for operations, research and development, marketing services, procurement and e-business, since December 1998. Prior thereto, she served as President and General Manager of the Kraft Cheese Division, since 1995. Ms. Holden serves as a director of Kraft Foods, Inc. Age 46. First elected: 1998.

ANGEL R. MARTINEZ, An independent consultant, after serving as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. from October 1998 until June, 2001. Prior thereto, Mr. Martinez served as President and Chief Executive Officer of The Rockport Company, a subsidiary of Reebok, since 1994. Age 46. First elected: 1998.

Directors Continuing in Office:

RITA BORNSTEIN, Ph.D., President of Rollins College, an independent comprehensive liberal arts college with campuses in Winter Park and Melbourne, Florida, since 1990. She also is president of the Southern University Conference. Term expires 2004. Age 66. First elected: 1997.

E. V. GOINGS, Chairman and Chief Executive Officer since October 1997 after serving as President and Chief Operating Officer since March 1996. Mr. Goings serves as a director of SunTrust Bank, Central Florida, N.A., Boys and Girls Clubs of America, and Rollins College. Age 56. First elected: 1996.

JOE R. LEE, Chairman and Chief Executive Officer of Darden Restaurants, Inc., which owns and operates casual dining restaurants, since May 1995. Mr. Lee serves as a director of Darden Restaurants, Inc. and SunTrust Banks, Central Florida, N.A. Term expires 2003. Age 61. First elected: 1996.

BOB MARBUT, Chairman of Hearst-Argyle Television, Inc. since January 1, 2001, after serving as Chairman and Co-Chief Executive Officer at that company from August 1997. Previously, he was Chairman and Chief Executive Officer of Argyle Television since 1994. Mr. Marbut serves as a director of Argyle Communications, Inc., Hearst-Argyle Television, Inc., Valero Energy Corporation, and ProAct Technologies. Term expires 2003. Age 66. First elected: 1996.

DAVID R. PARKER, Managing Partner of Interprise Technology Partners, L.P., a technology and Internet-focused venture capital firm, since January 1999. Previously, he was employed by AmeriServe, Inc., a food-service distribution company, from May 1998 until August 1998, after the acquisition of ProSouce, Inc. by AmeriServe, Inc. Prior thereto, he was Chairman of ProSource, Inc., a food service distribution company, since July 1992. Mr. Parker serves as a director of Applied Graphics Technologies, Inc. Term expires 2003. Age 58. First elected: 1997.

JOYCE M. ROCHÉ, President and Chief Executive Officer of Girls Incorporated, since September 2000. Prior thereto, she was an independent consultant since September 1998. Formerly, she served as President and Chief Operating Officer of Carson, Inc., a personal care products company, from 1996 until September 1998. Ms. Roché serves as a director of SBC Communications, Inc. and Anheuser-Busch Companies. Term expires 2004. Age 54. First elected: 1998.

M. ANNE SZOSTAK, Executive Vice President and Corporate Director of Human Resources of FleetBoston Financial, a diversified financial services company, since October 1998, as well as Chief Executive Officer of Fleet Bank of Rhode Island, a unit of FleetBoston Financial Corporation, since October, 2001. Prior thereto, she served in various senior executive positions with Fleet Financial Group, Inc. Ms. Szostak serves as a director of New England Business Systems, Inc.. Term expires 2004. Age 51. First elected: 2000.

Board Committees

        The Audit and Corporate Responsibility Committee, which held four meetings in 2001, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the evaluation, selection and replacement of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. The Committee monitors the independent auditors' relationship with and independence from the Company. In addition, it reviews the adequacy of internal control systems and accounting policies, as well as reviewing and discussing with management and the independent auditors the Company's financial statements and recommending the audited annual financial statements for inclusion in the Company's Annual Report to Shareholders on Form 10-K filed with the Securities and Exchange Commission. The Committee also monitors the Company's relationships with and support of various outside interests, including the communities within which it operates; reviews the Company's adherence to both the spirit and letter of relevant laws; and employee benefit plan investment performance and policies. A Committee charter has been adopted by the Board of Directors. It provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries and who otherwise are independent as defined by New York Stock Exchange listing standards. Members of this Committee are Mr. Parker (Chairperson), Dr. Bornstein, Ms. Roché and Mr. Grum, and all such members are independent in accordance with such listing standards.

        The Compensation and Directors Committee, which held five meetings in 2001, identifies, reviews qualifications of and recommends to the Board, candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Corporate Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and a complete business, professional and educational background of the proposed candidate. The Compensation and Directors Committee also evaluates the performance of and makes compensation recommendations to the Board for senior management, including the Chief Executive Officer. It also directs the administration of and makes various determinations under the management incentive plans and appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Marbut (Chairperson), Ms. Holden, Ms. Szostak, and Messrs. Lee and Martinez.

        The Executive Committee, which did not meet in 2001, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Messrs. Goings (Chairperson), Lee, Marbut and Parker.

Board Meetings and Directors' Attendance

        There were five Board meetings and ten committee meetings held in 2001. No director attended fewer than 75 percent of the aggregate of Board meetings and committee meetings on which the director served as a committee member.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 18, 2002, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1 percent of the Company's common stock, except Mr. Goings, who owns approximately 2 percent. Directors and officers as a group own approximately 5.2 percent.

Name	Sole Ownership		Shared Ownership or held by or for Family Members		Shares that may be acquired within 60 days of March 18(1)	Restricted Stock(2)	Retirement Savings Plan-401(k)	Total Shares Beneficially Owned
Rita Bornstein	3,576		0		8,000	0	0	11,576
R. Glenn Drake	39,558	(3)	0		19,746	5,000	20,268	84,572
E. V. Goings	254,310	(3)	400,000	(4)	485,584	0	1,157	1,141,051
Clifford J. Grum	4,913		23,000		26,226	0	0	54,139
Richard W. Heath	79,700		79,700		108,000	0	0	267,400
Betsy D. Holden	789		2,200		1,750	0	0	4,739
Alan D. Kennedy	1,187		29,000		203,511	0	829	234,527
Joe R. Lee	17,289		0		10,000	0	0	27,289
Bob Marbut	22,646		0		14,409	0	0	37,055
Angel R. Martinez	1,183		606		1,000	0	0	2,789
David R. Parker	9,931		0		9,000	0	0	18,931
Joyce M. Roché	4,526		0		1,000	0	0	5,526
Christian E. Skröder	59,700	(3)	0		155,693	0	0	215,393
M. Anne Szostak	3,463		0		1,000	0	0	4,463

Subtotal	502,771		534,506		1,044,919	5,000	22,254	2,109,450

All directors and executive officers as a group (27) (including the named individuals above)	843,155	(3)	547,899		1,629,228	14,500	72,208	3,106,990

(1)
Includes stock options granted under the Company's 1996 and 2000 Incentive Plans and the Director Stock Plan.

(2)
Sole voting and no investment power.

(3)
Certain amounts of such shares were purchased by the executive officers noted under the caption "Indebtedness of Management" pursuant to the Management Stock Purchase Plan.

(4)
Shares were purchased with the proceeds of a loan to Mr. Goings from the Company as described below under the caption "Indebtedness of Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5 percent of the Company's common stock, which is the Company's only class of outstanding voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Vorwerk & Co. KG Muhlenweg 17-37 Wuppertal 42275 Germany	6,343,900	(1)	10.9
FMR Corporation 82 Devonshire Street Boston, MA 02109-3614	4,992,382	(2)	8.6
NewSouth Capital Management, Inc. 1000 Ridgeway Loop Road, Suite 233 Memphis, TN 38120	4,216,859	(3)	7.3
Snyder Capital Management 350 California Street, Suite 1460 San Francisco, CA 94104	3,062,450	(4)	5.3

(1)
As of December 31, 2001, Vorwerk & Co. KG, through Vorwerk & Co. Beteiligungsgesellschaft mbH, all of the voting rights of which are held by August Mittelsten Scheid & Soehne Gesellschaft mit beschränkter Haftung, all the voting rights of which are held by Vorwerk & Co. KG, a German limited partnership, held 6,343,900 shares of Tupperware Corporation common stock, with sole voting power to vote and dispositive power, directly or indirectly, with respect to all of such shares.

(2)
As of December 31, 2001, FMR Corporation indirectly held 4,992,382 shares of Tupperware Corporation common stock, with sole voting and dispositive power with respect to such shares. Fidelity Management & Research Company, an investment adviser, Fidelity Management Trust Company, a bank, and Fidelity International, Limited, all wholly-owned subsidiaries of FMR Corporation, beneficially own 4,102,700 shares, 839,682 shares and 50,000 shares, respectively.

(3)
As of December 31, 2001, NewSouth Capital Management, Inc. held 4,216,859 shares of Tupperware Corporation common stock, with sole voting power with respect to 3,747,859 of such shares and sole dispositive power with respect to 4,182,159 of such shares and shared dispositive power with respect to 34,700 of such shares.

(4)
As of December 31, 2001, Snyder Capital Management held 3,062,450 shares of Tupperware Corporation common stock, with shared dispositive power over all shares and shared voting power with respect to 2,810,250 of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        For its 2001 fiscal year, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, with the exception that Alan D. Kennedy, a former officer of the Company, inadvertently was late in filing a Form 3 regarding the grant of a stock option on April 15, 1998, which was subsequently reported on a Form 5 on February 11, 2002.

INDEBTEDNESS OF MANAGEMENT

        E. V. Goings, the Company's Chairman and Chief Executive Officer, was indebted to the Company at the end of 2001 in the amount of $7,483,360 as a consequence of a loan from a subsidiary of the Company. The Company loaned $7.65 million to Mr. Goings in 1998 to enable him to purchase 400,000 shares of the common stock of the Company. The shares were purchased in 1998 and are pledged to secure the repayment of the loan, which is non-interest bearing and non-recourse to Mr. Goings. The loan may not be prepaid prior to the fourth anniversary of the date of the loan, after which Mr. Goings may repay the loan in whole or in part and receive a pro rata release of the shares which secure the loan, based on the amount of the loan outstanding compared with the original amount of the loan. Ten percent of any annual bonus awards payable to Mr. Goings, however, are used to reduce the balance of the loan. The loan matures on November 12, 2006. An additional amount of indebtedness of Mr. Goings is described in the following paragraph.

        In October, 2000 a subsidiary of the Company adopted the Management Stock Purchase Plan, pursuant to which and since such time such subsidiary has loaned a total of approximately $15.4 million to current employees and of such amount $9.8 million has been loaned to sixteen executive officers of the Company. The loans bear interest at various rates of interest ranging from 5.21 to 5.96 percent per annum, are recourse to the borrowers and mature over an eight-year period. The proceeds of the loans were used to purchase shares of common stock of the Company, which are pledged to secure the repayment of the loans. The outstanding principal amounts of indebtedness under the loan program for each executive officer as of December 31, 2001 were as follows: Dario Colagiacomo, $723,114; Judy B. Curry, $66,321; R. Glenn Drake, $632,482; Lillian D. Garcia, $365,578; E. V. Goings, $3,094,474; Josef Hajek, $219,101; David T. Halversen, $358,452; C. Morgan Hare, $402,198; Steven R. Kroos, $560,147; Pradeep Mathur, $567,544; Anne E. Naylor, $71,174; Gaylin L. Olson, $700,422; Michael S. Poteshman, $152,054; Thomas M. Roehlk, $446,458; Christian E. Skroeder, $973,944; and José Timmerman, $456,164. Except for Mr. Goings, such amounts also represent the largest aggregate amounts of indebtedness by such executive officer at any time during 2001. The largest aggregate amount of indebtedness by Mr. Goings at any time during 2001 was $10,577,834.

        The purpose of all of the foregoing loan transactions was to enable the borrowers to substantially increase their ownership in the common stock of the Company and to serve as an incentive for performance to increase shareholder value.

REPORT OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE

        The Audit and Corporate Responsibility Committee (under this heading, the "Committee") has reviewed and discussed with management the audited financial statements for the year 2001 of the Company, which management has represented to the Committee have been prepared in accordance with accounting principles generally accepted in the United States of America. The Committee discussed with representatives of PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61. In addition, the Committee received from PricewaterhouseCoopers LLP the written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee) and has discussed with that firm the independent auditor's independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm's independence.

        Management has responsibility for establishing and maintaining the Company's internal control system and its financial reporting process, and the independent auditors of the Company have responsibility for auditing the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an audit report. The Committee monitors and oversees these processes.

        Based upon the foregoing disclosures, representations, reports and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the Company's 2001 fiscal year be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.

                      Audit and Corporate Responsibility Committee
                      David R. Parker, Chairperson
                      Dr. Rita Bornstein
                      Clifford J. Grum
                      Joyce M. Roché

REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation and Directors Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation, management incentive plans and stock-based incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans. The Committee is composed entirely of outside directors.

Executive Compensation Philosophy

        The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company performance.

        The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual cash incentive compensation and equity compensation.

        The Committee assesses compensation competitiveness by referring annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of total compensation for the Company's most senior executives, derived from a group of consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are many of the same companies that comprise the comparator group indices in the Performance Graph included in this proxy statement.

        Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers, as defined below, has the following characteristics that serve to align executive interest with long-term shareholder value creation:

  •
  Emphasizes "at risk" pay such as annual cash incentives and stock options.

  •
  Emphasizes long-term compensation in the form of stock options.

  •
  Rewards financial results rather than individual performance against individual objectives.

        Section 162(m) of the Internal Revenue Code establishes certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with Section 162(m). The actions of the Committee regarding the compensation paid, or to be paid, to executive management have also complied with Section 162(m); however, the Committee reserves the right to forego deductibility if, in its discretion, it believes a particular compensation program or payment or Committee action is consistent with the overall best interests of the Company and its shareholders. Additionally, the Committee may require the deferral of receipt of compensation that would otherwise be non-deductible by the Company under Section 162(m), in order to avoid or minimize non-deductibility.

Annual Salaries

        Salary ranges governing executives, including the Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (the "Named Officers"), are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly hired executives are determined at time of hire taking into account the above factors other than tenure. Under general compensation policy, salary increase consideration is conducted at 12 month intervals.

        Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the case of the CEO. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

Incentives

        One part of the Company's leveraged incentive system is the annual cash incentive program. This incentive program for executives is based on financial performance and is designed to promote the annual objectives of the organization.

        Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The target annual incentive opportunities of the CEO and the other Named Officers are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results and the competitive data referred to previously. The CEO's and the other Named Officers' targets range from 45-75 percent of annual salary, and awards based on financial performance range from 0-300 percent of target.

        Financial goals are subject to review and approval by the Committee at the beginning of each year. For 2001, the financial measure for executive level incentives was net income after tax.

        Based on the Company's equity philosophy, a management stock purchase plan was implemented in 2000 that was designed to align personal financial interests of executives with those of shareholders, providing an even stronger incentive for the CEO and other Named Officers, and to other key employees to improve Company performance. The Company loaned approximately $15.4 million at market rates to senior members of management, including all executive officers, to enable them to purchase over 875,000 shares of the common stock of the Company. The shares were purchased beginning in October 2000 and are pledged to secure the repayment of the loans, which are interest-bearing full-recourse loans. As a further incentive to improve company performance, the Company has granted stock options on two shares of its common stock for each share purchased under this program. Additional information is provided in the "Indebtedness of Management" section.

        For all incentive programs, the Committee verifies the actual performance achieved as a precondition to approving awards and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results and to determine the proper treatment of changes in accounting standards, non-recurring events or capital gains and losses. The Committee's discretion generally is limited to reducing or withholding awards. Performance targets are established so as to include or exclude the effects of transactions or events, such that the Committee can effectively modify awards through the use of "negative discretion."

Stock Options

        The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of other shareholders. Additionally, because options are generally subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by officers, and options provide another means by which officers can meet the guidelines.

        Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on revenue generation, product, staffing, technology, pricing, controls, investment or policy matters. The aggregate number of options granted, as well as each individual grant to the CEO and the other Named Officers, generally contain option exercise prices at least equal to the fair market value on the date of grant. The size of the annual 2001 grants for the executive officers as a group approximates the median of the competitive norms.

Restricted Stock

        The Company does not normally make grants of restricted stock, but does so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, or as compensation for the forfeited value of incentive or stock awards at a previous employer.

Corporate Performance & CEO Pay

        Performance in 2001 resulted in net income of $94.0 million excluding the impact of costs related to the Company's process re-engineering program. This represented a 5 percent decrease from 2000 net income of $99.1 million. Excluding, also, the impact of foreign exchange, the performance in 2001 resulted in a 2 percent increase in net income.

        In 2001 Mr. Goings' received a prorated 1.9 percent increase effective March 1, 2001. This increase represented an annualized merit increase of 4.6 percent. The Committee recommended this increase following review and discussion of competitive compensation data for CEO positions. Since the Company did not achieve net income growth above pre-established targets, no annual cash incentive award payout was approved by the Committee for Mr. Goings.

        The Committee granted an option to Mr. Goings to purchase 175,100 shares of the Company's common stock under the Company's annual stock option program.

        Based on a comparison of Mr. Goings' total compensation package (salary, incentives at target, stock options, benefits and perquisites) with the total compensation packages of the CEOs in benchmark companies referred to previously, Mr. Goings' total compensation opportunity at target incentive achievement was slightly below the market median.

                      Compensation and Directors Committee
                      Bob Marbut, Chairperson
                      Betsy D. Holden
                      Joe R. Lee
                      Angel R. Martinez
                      M. Anne Szostak

PERFORMANCE GRAPH

        The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index and the Standard & Poor's Consumer Goods Composite Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 28, 1996 and that all dividends were reinvested. The Company is included in both indices. The Company ceased using the S&P Consumer Staples Index it used in prior years since the index has been discontinued by Standard & Poor's Corporation. The Company resumed using the S&P Consumer Goods Composite Index and reported the investment values under such index for years 1998-2001, due to the resumption of publication of the index by Standard & Poor's Corporation.

Measurement Period (Fiscal Year Ended)	Tupperware Corporation	S&P 500	S&P 500 Consumer Goods Composite
12/28/96	100.00	100.00	100.00
12/27/97	129.87	114.09	109.65
12/26/98	79.08	151.67	139.63
12/25/99	87.14	182.69	141.22
12/30/00	110.55	167.33	153.30
12/29/01	112.55	153.41	146.98

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 2001, 2000 and 1999, paid to or deferred by those persons who were, at the end of the 2001 fiscal year, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation $		Securities Underlying Options (#)	All Other Compensation ($)(2)
E. V. Goings Chairman of the Board and Chief Executive Officer	2001 2000 1999	627,480 586,000 589,115	— 915,000 715,400	422,601(3 427,522(3 430,695(3	) ) )	175,100 573,600 150,000	135,724 118,080 51,843
Alan D. Kennedy President (4)	2001 2000 1999	348,447 334,673 331,250	217,409 298,156 309,989	— — —		— 62,400 55,000	55,022 55,824 19,397
R. Glenn Drake (5) Group President, North America, Europe, Africa and the Middle East	2001 2000 1999	232,963 165,000	305,910 192,000 56,289	— — —		34,100 134,700 10,000	35,102 21,202 13,210
Richard W. Heath (6) Senior Vice President, Beauty and Nutritional Products	2001 2000 1999	300,697 128,471 —	89,967 92,500 —	— — —		35,000 117,300 —	— — —
Christian E. Skröder Senior Vice President, Worldwide Market Development	2001 2000 1999	329,025 325,952 336,855	56,849 105,935 44,711	— — —		36,800 170,700 55,000	— — —

(1)
Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code") and amounts deferred under the Supplemental Plan (see footnote 2), as well as Code Section 125 contributions to the Flexible Benefits Plan.

(2)
For 2001, this column includes annual contributions by the Company for Messrs. Drake, Goings and Kennedy to the Retirement Savings Plan, and amounts credited by the Company with respect to the such officers to the Company's Supplemental Plan (which provides benefits to which they would have been entitled under the Retirement Savings Plan, but for the benefit limits imposed by the Code) as follows: Mr. Goings, $11,725 and $123,999; Mr. Kennedy, $13,038 and $41,984; Mr. Drake, $11,725 and $23,377, respectively. Mr. Heath does not participate in the Retirement Savings Plan or the Supplemental Plan.

(3)
These amounts represent imputed income for deemed interest which Mr. Goings is not obligated to pay under a loan transaction described under the caption "Indebtedness to Management" due to the non-interest bearing nature of the loan.

(4)
Mr. Kennedy's employment as President commenced April 15, 1998 and ceased upon his retirement on December 31, 2001.

(5)
Mr. Drake's employment as President, North America commenced January 31, 2000. He was promoted to Group President, North America, Europe, Africa and the Middle East on January 1, 2002.

(6)
Mr. Heath's employment commenced October 18, 2000.

STOCK OPTIONS

        The following tables show option grants, exercises and fiscal year-end values of stock options for the Named Officers under the Company's 1996 and 2000 Incentive Plans. The Plans permit the grant of stock appreciation rights, but none have been granted.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
E. V. Goings	175,100	11.11	20.65	9/24/2011	1,082,118
Alan D. Kennedy (3)	—	—	—	—	—
R. Glenn Drake	34,100	2.16	20.65	9/24/2011	210,738
Richard W. Heath	35,000	2.22	20.65	9/24/2011	216,300
Christian E. Skröder	36,800	2.33	20.65	9/24/2011	227,424

(1)
These options will become exercisable commencing on September 25, 2004. The exercise price of these stock options is the average of the high and low price of the Company's common stock on the date of grant. The term of each option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash.

(2)
The Black-Scholes option pricing model was used assuming a dividend yield of 3.5 percent, a risk-free interest rate of 4.2 percent, an expected stock price volatility based on historical experience of 40 percent and an expected option life based on historical experience of five years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(3)
Based upon Mr. Kennedy's decision to retire effective December 31, 2001, no options were granted to him.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)(2)
	Share Acquired on Exercise (#)(1)
Name		Value Realized ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
E. V. Goings	—	—	485,584	1,101,700	921,489	1,659,388
Alan D. Kennedy	—	—	86,111	167,400	13,500	109,884
R. Glenn Drake	—	—	19,746	178,800	2,160	400,861
Richard W. Heath	—	—	64,800	87,500	399,168	47,775
Christian E. Skröder	8,114	76,321	155,693	347,500	13,500	521,265

(1)
Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2)
Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

Retirement Plans

        Mr. Heath does not participate in a Company pension plan. Messrs. Goings, Drake and Kennedy participate in the Tupperware Corporation Base Retirement Plan (the "Base Plan") at 1 percent of career pay. Compensation covered by the Base Plan includes salary and annual bonus paid in the calendar year, but does not include any other cash payments. Credited years of service for each are: Mr. Goings, 9.08; Mr. Kennedy, 3.67; and Mr. Drake, 17.92. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for social security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each are: Mr. Goings, $215,488; Mr. Kennedy, $18,438; and Mr. Drake, $94,533. The estimates take into account participation in the Base Plan, any predecessor plan formula and the Tupperware Supplemental Plan, which provides benefits from general assets of the Company that would otherwise be payable from plans but for the benefit limits imposed by the Code.

        Mr. Skröder participates in the Tupperware Holdings B.V. Pension Plan (the "TEAM pension plan") at 1.75 percent of pay of the average best five salaries in the final ten years prior to retirement per year of service. Compensation covered by the TEAM pension plan includes salary plus management bonus, but does not include any overtime, commissions or occasional premiums. Mr. Skröder has 13.83 years credited service under the TEAM pension plan. Benefits are computed on a straight-life annuity basis and are subject to integration with Swiss social security through an offset with covered compensation. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Skröder are CHF 371,714. The estimate takes into account participation in the TEAM and Swiss pension plans and any predecessor plan formulas.

Compensation of Directors

        Non-employee directors of the Company receive (i) an annual retainer fee of $34,000, (ii) subject to approval by shareholders of the amendment to the Company's Director Stock Plan, an annual stock option grant to purchase 4,000 shares of the Company's common stock at the fair market value of the common stock on the date of grant, (iii) for committee chairpersons, a retainer of $5,000 per year (other than the Executive Committee) and (iv) a fee of $1,500 for each meeting of the Board and for each meeting of any committee attended.

        Such directors receive one-half of their annual retainer fees in stock and the balance, at their election, in stock, cash or a discounted stock option. They may elect to defer payment of all or part of the cash retainer and, at their election, attendance fees, in which event interest is credited at the prime rate. The Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Common Stock be made to each new non-employee director after three months of service on the Tupperware Board.

        Non-employee directors may also participate in the Company's Matching Gift Program. Under the Program, the Company will match dollar for dollar up to $3,500 of a director's charitable gift to eligible organizations and institutions.

Change of Control Arrangements and Employment Contracts

        The Company has entered into a change of control employment agreement (collectively, the "Change of Control Agreements") with each of its executive officers including the CEO and the Named Officers. The purpose of these agreements is to assure stockholders that the business of the Company will continue with a minimum amount of disruption in the event of a change of control or attempted change of control of the Company. Under the terms of the Change of Control Agreements, a change of control is defined as the acquisition of 20 percent or more of the Company's Common Stock or voting securities of the Company by a person or group, certain changes in the majority of the Company's Board, certain mergers involving the Company or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a change of control, the Company terminates any such officer's employment (other than for cause or disability) or any such officer terminates his employment for good reason, or, during the 30-day period beginning one year after a change of control, any such officer terminates his employment for any reason, such officer will be entitled to, among other things, his or her base salary and pro rata bonus through the date of termination; the amount of any compensation previously deferred and any accrued vacation pay, in each case, to the extent not yet paid; three times the sum of his or her base salary and the greater of any incentive award for the most recently completed fiscal year, and the average of the higher of the actual incentive award and the target incentive award (on a year-by-year basis) for the last three years; and continued participation in the Company's welfare plans for the remainder of such three-year period (other than medical benefits which will, under certain circumstances, be continued for the lifetime of such officer). Additionally, if any payment or distribution by the Company or any subsidiary or affiliate to an officer who is party to a Change of Control Agreement would be subject to any excise tax as an "excess parachute payment," then such officer will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by such officer attributable to such additional gross-up payment, such officer is in the same after-tax position as if no excise tax had been imposed on such officer.

        The Company caused its BeautiControl, Inc. subsidiary to enter into an employment agreement with Mr. Heath on October 18, 2000, upon the consummation of the acquisition of BeautiControl, Inc. by the Company. The agreement provides that for a five-year period, Mr. Heath will serve as President and Chief Executive Officer of BeautiControl, Inc. Mr. Heath's initial base salary under the agreement was established at $300,000 per annum, subject to annual increases at the discretion of the Company's Compensation and Directors Committee. The agreement also provides for an annual bonus opportunity from 45 percent-90 percent of base salary, an initial stock option award for 52,500 shares of Company common stock and stock option awards for at least 35,000 shares of Company common stock annually thereafter during the term of the agreement (subject to approval of the Compensation and Directors Committee), as well as certain employee benefits and perquisites. The agreement provides for a severance payment equal to two years of Mr. Heath's base salary in the event of his termination by the Company without cause. Separately, the Company agreed to name Mr. Heath to the position of Senior Vice President, Beauty and Nutritional Products of the Company, at no additional consideration to that described above.

        The Board recommends that you vote FOR the election of all of the nominees to the Board of Directors.

2.    Proposal to Ratify the Appointment of Independent Auditors

        Upon the recommendation of its Audit and Corporate Responsibility Committee, the Board has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 28, 2002, which appointment will be proposed for ratification at the annual meeting. PricewaterhouseCoopers LLP served as independent auditors of the Company for fiscal year 2001.

        Services performed by PricewaterhouseCoopers LLP as independent auditors for the 2001 fiscal year included, among others: the annual audit of the consolidated financial statements; audits of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans; and consultations in connection with various financial reporting, accounting, tax and other matters.

        A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement, if he desires, and to respond to appropriate questions from shareholders.

        In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for audit activities in 2001 were $1,508,042, relating primarily to the audit of the Company's annual financial statements for fiscal year 2001 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during fiscal year 2001.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2001 for financial information systems design and implementation services, were $0.

All Other Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2001 for services other than those described in the preceding two paragraphs were $2,053,146. Of these fees, $1,960,273 related to tax consulting and compliance services and $76,451 related to internal audit assistance projects.

        The Audit and Corporate Responsibility Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers LLP is compatible with maintaining that firm's independence.

        The Board recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.

3.    Proposal to Approve the Tupperware Corporation 2002 Incentive Plan

        The shareholders are asked to approve the Tupperware Corporation 2002 Incentive Plan (the "Plan").

        The Tupperware Board approved the Plan at its November 13, 2001 meeting, subject to shareholder approval.

        The purpose of the Plan is to promote the success and enhance the value of Tupperware by linking the personal interests of participants to those of the Company's stockholders and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special efforts the successful conduct of its operations largely is dependent.

        The following description of the components of the Plan is subject to the Plan provisions as set forth in Appendix A to this Proxy Statement and capitalized terms used below are defined in the Plan.

Available Shares of Common Stock

        The number of shares of Common Stock of Tupperware available for stock-based awards under the Plan will be 2,850,000. Only 200,000 of such shares may be made available for the issuance of Restricted Stock Awards under the Plan, and only 400,000 of such shares may be made available for the issuance of Performance Awards under the Plan.

Administration of the Plan

        The Plan will be administered by the Compensation and Directors Committee of the Tupperware Board of Directors (the "Committee") which shall be composed of non-employee, independent members of the Tupperware Board who shall qualify as "outside directors" pursuant to Section 162(m) of the Internal Revenue Code. The Committee may delegate its duties to the Chief Executive Officer and other members of management, except that awards and matters relating to the officers of Tupperware shall be made or administered only by the Committee.

Types of Awards Available Under the Plan

        The following types of awards may be made under the Plan: performance awards, stock options, stock appreciation rights and restricted stock awards.

Performance Awards

        Performance awards may be used to create annual or long-term incentives, which will be major components of Tupperware's management incentive program. The Committee will have the discretion to establish the nature of the performance measures, the individual targets applicable to such measures and the maximum awards to participants, as well as the right to make adjustments that may be necessary. Goals may be established which focus on specific performance by individuals or units within Tupperware, as well as Tupperware as a whole. The Committee will establish target levels for each performance measure, with different levels of awards to be paid for each level. Different measures may be used for different management groups.

        These awards may be payable either in cash, shares, or a combination of cash and shares. Awards may also be established in which the Committee requires the payment of a purchase price.

        Performance measures may include any deemed appropriate by the Committee, including without limitation, one or any combination of the following: specified levels of net income or earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation plus cash dividends), achievement of cost control, working capital turns, inventory turns, cash flow, net income economic value added, segment profit, sales force growth, or stock price. Financial measurements used in performance measures may include or exclude certain events as determined by the Committee. Such performance measures also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations or on one or more of the following non-financial business measurements: growth in sales force, increase in sales force productivity, development or implementation of promotional programs, development or introduction of new products, entry into new markets or marketing channels, development or implementation of business strategies, acquisitions or dispositions of assets or businesses, manufacturing or distribution actions, financing or tax-planning transactions, training and development actions, management or operational restructurings, introduction or improvements in corporate practices, development of charitable or community relations programs, and development or implementation of specific programs that may encompass any new project, action, improvement, promotion, product, training, etc. The Committee retains the discretion to reduce performance-based incentive awards as a result of such events.

Maximums

        The maximum award payable under any performance-based award in any year to any senior officer will be a maximum of 300 percent of salary. Awards paid will be based on a percentage of a participant's salary at the end of the performance period. Salaries will change from time to time. In no event will any cash incentive payouts to any senior officer exceed $3.0 million in any year, and in no event will a performance award in shares to any senior officer exceed 100,000 shares in any year. The amount of stock options which can be received under the Plan by any one participant are not determinable, except that no single participant may be granted an Award in any one year covering in excess of 600,000 shares. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

        The following table sets forth the range of annual performance-based compensation under the current annual incentive program that could be earned for the periods shown if the target and maximum levels of performance for the business criteria stated above are satisfied. In order for any incentive payments to be made, Tupperware must achieve certain threshold levels of performance.

NEW PLAN BENEFITS
2002 Annual Incentives(1)

Name, Principal	% of Salary	Target $	% of Salary	Maximum $
E. V. Goings	75	525,000	225	1,575,000
R. Glenn Drake	55	154,000	165	462,000
Richard W. Heath	45	135,000	135	405,000
Christian E. Skröder	45	146,976	135	440,928
Executive Officers as a Group (18 persons including the Named Officers)	30-75	2,304,952	90-225	6,914,855
Non-Executive Officer Employees as a Group (213 persons for the Annual program excluding the Executive Officers)	10-45	5,290,048	20-135	15,870,145

(1)
Mr. Kennedy is not shown because he has retired. Amounts are based upon 2002 salaries in effect. In addition to the percentages of salary and target and maximum payout amounts shown in the table, if the Company meets certain year-end cash flow generation goals, such percentages and amounts could increase by ten percent. However, no annual cash amount paid to any senior officer for an incentive award shall exceed $3.0 million. Stock options may be granted annually under the Plan, but the amounts to be granted are not determinable. If the Plan had been in effect in 2001, the Named Officers would have received stock options for approximately the amounts set forth in the table on page 14, the current executive officers would have received stock options for approximately 610,100 shares as a group, and the non-executive officer employees would have received stock options for approximately 755,000 shares as a group. No directors are entitled to participate in the Plan.

Stock Options and Stock Appreciation Rights

        Stock Options may be issued under the Plan in the form of "non-qualified" or "incentive" stock options. Stock appreciation rights may be issued either in tandem with Stock Options or on a freestanding basis. The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the price of a share of common stock of Tupperware on the date of the grant, and neither stock options nor stock appreciation rights may be repriced after grant without shareholder approval. The market value of a share of the Company's common stock as of March 21, 2002, was $22.30 per share. Payment of the exercise price of a stock option may be in cash, in shares having a fair market value equal to the aggregate exercise price, or a combination of cash and shares. Stock options may be exercisable at times and for periods as established by the Committee, except that an "incentive" stock option may not be exercised beyond ten years from its date of grant.

        There are no U.S. federal income tax consequences to either Tupperware or the participant as a result of the grant of either a "non-qualified" or "incentive" stock option, or upon the exercise of an "incentive" stock option. Upon the exercise of a "non-qualified" stock option, however, as well as upon any disposition during the year after option exercise of stock acquired upon exercise of an "incentive" stock option, federal income taxes are payable by the participant based upon the difference between the exercise price and the fair market value of the shares on the date of exercise, and a federal income tax deduction is generally available to Tupperware for the same amount.

Restricted Stock Awards

        The Committee may make Restricted Stock Awards of Tupperware common stock which shall be subject generally to periods of restrictions of not less than three years in length; provided, however, up to one-third of the shares available for use as Restricted Stock Awards may be issued without a minimum restricted period. During periods of restriction, participants may vote the shares and, if permitted by the Committee, receive dividends declared upon the shares. Shares will be forfeited by participants if they cease to be employed by Tupperware prior to the lapse of restrictions, unless otherwise determined by the Committee.

General Provisions Relating to the Plan

        Any employee of Tupperware and its subsidiaries as selected by the Committee is eligible to participate in the Plan. In the event of a Change of Control as defined by the Plan, all outstanding awards immediately shall become vested and exercisable, any restrictions on restricted stock awards shall lapse and all performance awards shall be deemed to be fully earned. Awards under the Plan may not be transferred except by will or the laws of descent and distribution, except that awards may be transferable to immediate family members if permitted by the Committee. The payment of awards under the Plan may be deferred under certain circumstances, at the discretion of the Committee. The Committee has the authority to establish the rights of participants in all events of termination of employment, including death, disability, retirement or resignation, except that termination for cause results in immediate forfeiture of any awards under the Plan. The Committee also has the authority, among other things, to defer payment of awards.

        The Tupperware Board may terminate, modify or amend the Plan, except that no modifications may be made without shareholder approval which would (i) increase shares available, (ii) modify eligibility requirements, or (iii) materially increase benefits.

        Approval of the Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting.

        The Board recommends that you vote FOR the proposal to approve the Tupperware Corporation 2002 Incentive Plan.

4.    Proposal to Amend the Tupperware Corporation Director Stock Plan

        The shareholders are asked to approve an amendment to the Tupperware Corporation Director Stock Plan (the "Director Plan"). The following description of the amendment is subject to the provisions of the amendment, which are contained in Section 9(d) of the Director Plan and are set forth in bold-faced type in Appendix B to this Proxy Statement. The Tupperware Board approved the amendment at its November 13, 2001 meeting, subject to shareholder approval. The Director Plan has existed since 1996 and its purpose is to provide the ability for the Company's non-employee directors to acquire the Company's common stock in the course of their performance as directors and in substitution for the payment of cash retainers. Under the existing provisions of the Director Plan, a director is required to receive one-half of his or her annual board retainer fee in the form of the Company's common stock. The director has the ability under the Director Plan to receive the remainder of the annual retainer fee in either cash, Company common stock, or a stock option for up to 1,000 shares of Company common stock. If the director elects to receive a stock option for all or a part of the remaining annual retainer fee, the exercise price of the stock option is reduced from the fair market value of a share of the Company's common stock on the date of grant by the amount of cash annual retainer fee foregone by the director.

        The purpose of the amendment is to add an annual stock option grant in order to bring the compensation of directors to a competitive level with compensation of directors at comparable companies, and to further link the personal interests of directors to those of the Company's stockholders. The Director Plan initially authorized 300,000 shares of the Company's common stock to be available for use, and this provision is not being changed by this proposed amendment. If the proposed amendment is approved, stock options would be granted annually using the remaining amount of shares reserved under the Director Plan, which as of the date of this Proxy Statement numbered approximately 180,000.

        The proposed amendment adds an automatic annual grant of a stock option to each non-employee director on the date of the Company's annual meeting of shareholders. The stock option grant entitles the participant to purchase four thousand (4,000) shares of the Company's common stock at a price equal to the fair market value of the Company's common stock on the date of grant, and stock options may not be repriced after grant without shareholder approval. The market value of a share of the Company's common stock as of March 21, 2002, was $22.30 per share. Payment of the exercise price of a stock option may be in cash, in shares having a fair market value equal to the aggregate exercise price, or a combination of cash and shares. A stock option may be exercised immediately and for a ten-year period from the date of grant.

        There are no federal income tax consequences to either Tupperware or a director as a result of the grant of a stock option. Upon the exercise of a stock option, however, federal income taxes are payable by the director based upon the difference between the exercise price and the fair market value of the shares on the date of exercise, and a federal income tax deduction is generally available to Tupperware for the same amount.

        The class of persons eligible to participate in the Director Plan are the non-employee members of the Company's Board of Directors, who are currently nine in number. Neither nominees for election as directors, nor associates of directors or nominees, may receive grants of stock options.

        The approval of the amendment requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting.

        The Board recommends that you vote FOR the proposal to amend the Director Stock Plan.

5.    Other Matters

Discretionary Authority

        At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Notice Requirements

        The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be. Any shareholder who desires to submit a proposal to be raised from the floor during the Company's 2003 annual meeting of shareholders, without it being included in the Company's proxy soliciting material, should send to the Secretary of the Company a signed notice of intent, including the text of the proposal, to be received no later than March 5, 2003, and no earlier than February 13, 2003. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Corporate Secretary of the Company at its principal executive offices.

        In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2003 annual meeting of shareholders should send to the Corporate Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 25, 2002.

Expenses and Methods of Solicitation

        The Company will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

        Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies for a fee not to exceed $8,500 plus reimbursement for out-of-pocket expenses.

Householding Notice

        Only one annual report to shareholders and proxy statement may be delivered to multiple shareholders of the Company sharing an address ("householding") unless the Company receives contrary instructions from a shareholder. However, if under this procedure a shareholder who would not otherwise receive an individual copy of such documents desires to receive a copy, he or she may receive a copy of the documents by contacting the Company's Secretary at 14901 S. Orange Blossom Trail, Orlando, FL 32837, by calling the Company at 1-407-826-5050, or by contacting the Company's transfer agent, Wells Fargo Bank Minnesota, at 1-877-602-7615. In addition, the Company has been notified that certain intermediaries (banks or brokers) will household materials. You will be advised by a bank or broker who is householding as to how you may receive a separate copy if you so desire.

By order of the Board of Directors
Thomas M. Roehlk Senior Vice President, General Counsel and Secretary
Dated: March 25, 2002

Your Vote Is Important. Please Complete and Sign the Enclosed Proxy or Vote Telephonically or
Electronically in Accordance with the Enclosed Instructions.
If You are Voting by Mail, Complete and Sign the Enclosed Proxy and Return It Promptly in the
Accompanying Postpaid Envelope.

APPENDIX A

TUPPERWARE CORPORATION
2002 INCENTIVE PLAN

Article 1. Establishment, Purpose, and Duration

        1.1    Establishment of the Plan.    Tupperware Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tupperware Corporation 2002 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards. The Plan shall become effective as of the Effective Date, and shall remain in effect as provided in Section 1.3 herein.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.    Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

  (a)
  "Award" means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards.

  (b)
  "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan, including without limitation, stock option agreements, SAR agreements and restricted stock agreements.

  (c)
  "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  (d)
  "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

  (e)
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  (f)
  "Cause" means (i) conviction of a Participant for committing a felony under federal law or the laws of the state in which such action occurred, (ii) dishonesty in the course of fulfilling a Participant's employment duties (iii) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, including compliance with the Company's Code of Conduct, or (iv) such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

  (g)
  "Change of Control" of the Company means:

  i.
  An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15 percent or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

  ii.
  A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

  iii.
  The consummation of a reorganization, merger, statutory share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries ("Corporate Transaction"), in each case unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of Directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction constitute at least a majority of the Board of Directors of the corporation resulting from such Corporate Transaction; or

    iv.
    The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  (h)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (i)
  "Commission" means the Securities and Exchange Commission or any successor agency.

  (j)
  "Committee" means the committee described in Article 3 or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.3.

  (k)
  "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

  (l)
  "Company" means Tupperware Corporation, a Delaware corporation, or any successor thereto as provided in Article 16 herein.

  (m)
  "Covered Employee" has the meaning ascribed thereto in Section 162(m) of the Code and the regulations thereunder.

  (n)
  "Director" means any individual who is a member of the Board of Directors of the Company.

  (o)
  "Disability" means the inability of an Employee to perform the material duties of his or her occupation as determined by the Committee.

  (p)
  "Effective Date" means May 15, 2002.

  (q)
  "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries or affiliates. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

  (r)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or a successor act thereto.

  (s)
  "Fair Market Value" means, except as expressly provided otherwise, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock during normal business hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

  (t)
  "Freestanding SAR" means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.

  (u)
  "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

  (v)
  "Insider" shall mean an Employee who is, on the relevant date, an officer, Director, or more than ten percent (10 percent) Beneficial Owner of the Company.

  (x)
  "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

  (y)
  "Option" or "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

  (z)
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

  (aa)
  "Outside Director" means a member of the Board who qualifies as an outside director as defined in Rule 162(m) of the Code, as promulgated by the Internal Revenue Service (the "Service") under the Code, or any implementing or interpretive regulations from time to time, or any successor definition adopted by the Service.

  (ab)
  "Participant" means an Employee of or a consultant to the Company or any of its Subsidiaries or affiliates who has been granted an Award under the Plan.

  (ac)
  "Performance Award" means an Award granted to a Participant, as described in Article 9 herein, including Performance Units and Performance Shares.

  (ad)
  "Performance Goals" means the performance goals established by the Committee prior to the grant of Performance Awards that are based on the attainment of one or any combination of the following: specified levels of net income or earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation plus cash dividends), achievement of cost control, working capital turns, cash flow, net income, economic value added, segment profit, sales force growth, or stock price of the Company or such Subsidiary, division or department of the Company for or within which the Participant primarily renders services and that are intended to qualify under Section 162(m) (4) (c) of the Code. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations or on one or more of the following non-financial business measurements: growth in sales force, increase in sales force productivity, development or implementation of promotional programs, development or introduction of new products, entry into new markets or marketing channels, development or implementation of business strategies, acquisitions or dispositions of assets or businesses, manufacturing or distribution actions, financing or tax-planning transactions, training and development actions, management or operational restructurings, introduction or improvements in corporate practices, development of charitable or community relations programs, and development or implementation of specific programs that may encompass any new project, action, improvement, promotion, product, training, etc. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

  (ae)
  "Performance Period" means a time period during which Performance Goals established in connection with Performance Awards must be met.

  (af)
  "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  (ag)
  "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  (ah)
  "Restriction Period" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time and the continuation of service with the Company and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  (ai)
  "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

  (aj)
  "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

  (ak)
  "Share" means a share of common stock of the Company.

  (al)
  "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through Subsidiaries, at least twenty-five percent (25 percent) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least twenty-five percent (25 percent) of the combined equity thereof.

  (am)
  "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.

  (an)
  "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

Article 3. Administration

        3.1    The Committee.    The Plan shall be administered by the Compensation and Directors Committee or such other committee of the Board as the Board may from time to time designate, which shall be composed solely of not less than two Outside Directors, and shall be appointed by and serve at the pleasure of the Board.

        3.2    Authority of the Committee.    The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Employees of and to consultants to the Company and its Subsidiaries and affiliates.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

  (a)
  To select the Employees and consultants to whom Awards may from time to time be granted;

  (b)
  To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock and Performance Awards or any combination thereof are to be granted hereunder;

  (c)
  To determine the number of Shares to be covered by each Award granted hereunder;

  (d)
  To determine (by approving the forms of Award Agreements or otherwise by resolution) the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price (subject to Section 6.4 (a)) the duration, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or affiliate), any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, and the impact on any Award from termination of employment (whether as a consequence of death, Disability, retirement, action by the Company, action by the Employee or Change of Control) of an Employee, or the termination of services of a consultant, based on such factors as the Committee shall determine;

  (e)
  To determine the methodology of counting Shares available for grant under the terms of the Plan.

  (f)
  To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments; and

  (g)
  To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan.

        3.3    Action of the Committee.    The Committee may, to the fullest extent permitted by law and subject to such limitations and procedures as may be required by law or as the Committee may deem appropriate, (i) delegate to an officer of the Company the authority to take actions or make decisions pursuant to Section 2(f), Section 3.2, Section 5.2, and Section 6.4, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease either to be exempt from Section 16(b) of the Exchange Act or to qualify as "qualified performance-based compensation" as such term is defined in the regulations promulgated under Section 162(m) of the Code, and (ii) authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

        3.4    Decisions Binding.    Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Article 4. Shares Subject to the Plan

        4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be two million eight hundred fifty thousand (2,850,000); provided, however, the total number of available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to two hundred thousand (200,000) and the total amount of available Shares that may be used for Performance Awards under the Plan shall be limited to four hundred thousand (400,000) Shares. No Participant may be granted (i) Stock Options and Freestanding SARs in any one year covering, in the aggregate, in excess of 600,000 Shares, or (ii) Performance Share Awards in any one year in excess of 100,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

        4.2    Lapsed Awards.    If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

        4.3    Adjustments in Authorized Shares and Prices.    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of Shares reserved for issuance under the Plan, in the number, kind and Option Price of Shares subject to outstanding Stock Options or SARs, in the number and kind of Shares subject to other outstanding Awards granted under the Plan or subject to limitations such as Restricted Stock Awards or per-Participant maximum awards and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Such adjusted Option Price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem SAR. Such substitutions and adjustments may include, without limitation, canceling any and all Awards in exchange for cash payments based upon the value realized by shareholders generally with respect to Shares in connection with such a corporate transaction.

Article 5. Eligibility and Participation

        5.1    Eligibility.    Persons eligible to be granted Awards under this Plan include all Employees of and all consultants to the Company or any of its Subsidiaries or affiliates, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.    Stock Options

        6.1    Grant of Options.    Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Article 4. Incentive Stock Options may be granted only to employees of the Company and any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        6.2    Award Agreement.    Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or such later date as the Committee designates. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

        6.3    Incentive Stock Options.    Notwithstanding any other provision of the Plan, no Incentive Stock Option may be granted under the Plan on or after November 13, 2011.

        6.4    Terms and Conditions.    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

  (a)
  Stock Option Price.    The Option Price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

  (b)
  Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

  (c)
  Exercisability.    Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

  (d)
  Method of Exercise.    Subject to the provisions of this Article 6, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option to be purchased.

          Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the Company may accept. Payment, in full or in part, may also be made in the form of delivery of unrestricted Shares already owned by the optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the Shares on the date the Stock Option is exercised) and, unless such Shares were acquired in the open market, held for a period of not less than 6 months prior to the exercise of the Stock Option, or by certifying ownership of such Shares by the Participant to the satisfaction of the Company for later delivery to the Company as specified by the Committee; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option may be authorized only at the time the Stock Option is granted.

          In the discretion of the Committee, payment for any Shares subject to a Stock Option may also be made pursuant to a "cashless exercise" by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          No Shares shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to such Stock Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such Shares.

  (e)
  Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Article 7.    Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee or consultant at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. In the case of a Non-Qualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option.

        The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. SARs may not be repriced without stockholder approval.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100 percent) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.3    Exercise of Freestanding SARs.    Subject to the other provisions of this Article 7, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

        7.4    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.5    Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.

        7.6    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        7.7    Rule 16-3 Requirements.    Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Exchange Act.

Article 8.    Restricted Stock

        8.1    Administration.    Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees and consultants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.3.

        The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

        8.2    Awards and Certificates.    Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tupperware Corporation 2002 Incentive Plan, and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Tupperware Corporation."

        The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        8.3    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

  (a)
  Subject to the provisions of the Plan and the Award Agreement referred to in Section 8.3(d), during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service. Notwithstanding the foregoing, any Restricted Stock Award granted hereunder shall have a Restriction Period of not less than three years, except that an aggregate amount of Restricted Stock Awards not exceeding one-third of the Shares available for use as Restricted Stock Awards pursuant to Section 4.1 of the Plan may be issued without a minimum Restriction Period.

  (b)
  Except as provided in this paragraph (b) and paragraph (a), above, and the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Dividends payable in Shares and other non-cash dividends and distributions shall be held subject to the vesting of the underlying Restricted Stock, unless the Committee determines otherwise in the applicable Award Agreement or makes an adjustment or substitution to the Restricted Stock pursuant to Section 4.3 in connection with such dividend or distribution. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

  (c)
  If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

  (d)
  Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

Article 9.    Performance Awards

        9.1    Grant of Performance Awards.    Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees and consultants at any time and from time to time, as shall be determined by the Committee, and may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

        9.2    Performance Goals.

    (a)
    The Committee shall set Performance Goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Each Performance Award may be confirmed by, and be subject to, an Award Agreement.

    (b)
    The Committee shall have the authority at any time to make adjustments to Performance Goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

        9.3    Value of Performance Units/Shares.

    (a)
    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

    (b)
    Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

        9.4    Earning of Performance Awards.    After the applicable Performance Period has ended, the holder of any Performance Award shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

        9.5    Timing of Payment of Performance Awards.    Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

Article 10.    Beneficiary

        10.1    Designation.    Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation shall control over any inconsistent testamentary or inter vivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.

        10.2    Absence of Designation.    In the absence of any such designation contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

Article 11. Deferrals

        The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash, (ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

Article 12. Rights of Employees and Consultants

        12.1    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or status as a consultant at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or affiliates or to continue as a consultant. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries and affiliates (or between Subsidiaries and affiliates) shall not be deemed a termination of employment. However, if a Subsidiary or affiliate of the Company ceases to be a Subsidiary or affiliate, any Participant who is no longer employed by or a consultant to the Company or one of its remaining Subsidiaries and affiliates following such event shall be considered to have terminated his or her employment or consultancy, notwithstanding any continued employment or consultancy with such former Subsidiary or affiliate.

        12.2    Participation.    No Employee or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13.    Change of Control

        13.1    Treatment of Outstanding Awards.    Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national security exchanges, or unless the Committee shall determine otherwise in the applicable Award Agreement:

    (a)
    Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire original term, without regard to any subsequent termination of employment or consulting agreement;

    (b)
    Any restriction periods and restrictions imposed on Restricted Shares that are not performance-based shall lapse; and

    (c)
    The maximum payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and cash-based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control the number of shares based upon an assumed achievement of all relevant maximum performance goals. Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control based upon assumed achievement of all relevant maximum performance goals.

        13.2    Termination, Amendment, and Modifications of Change-of-Control Provisions.    Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award without the prior written consent of the Participant if such action is taken (a) on or after the date of a Change of Control or (b) at the request of a party seeking to effectuate a Change of Control or otherwise in anticipation of a Change of Control.

Article 14. Amendment, Modification, and Termination

        14.1    Amendment, Modification, and Termination.    Except as specifically provided in Section 13.2, at any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company, no such amendment or modification may:

    (a)
    Increase the total number of Shares which may be issued under this Plan, except as provided in Article 4 hereof; or

    (b)
    Modify the eligibility requirements; or

    (c)
    Materially increase the benefits accruing under the Plan.

        14.2    Awards Previously Granted.    Notwithstanding the foregoing, the Committee shall have the right to replace any previously granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, as determined by the Committee in its sole discretion, without obtaining the consent of the Participant holding such Award; provided, however, that notwithstanding the foregoing or the terms of any Award Agreement provision, the Committee shall not modify the Option Price of an Award (reprice a Stock Option) or issue new Options in exchange for the surrender of outstanding Options without shareholder approval; and provided, further, that no such replacement shall deprive the Participant of any rights he or she may have pursuant to Article 13, which shall apply to the replacement Award to the same extent as to the replaced Award.

        Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

Article 15.    Withholding

        15.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

        15.2    Share Withholding.    With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months or purchased in the open market) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.

Article 16.    Successors

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17.    Nontransferability of Awards.

        Unless otherwise determined by the Committee, no Award shall be transferable (either by sale, pledge, assignment, gift, or other alienation or hypothecation) by a Participant other than by will or by application of the laws of descent and distribution.

Article 18.    Legal Construction

        18.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        18.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        18.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply with Section 18.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

  (a)
  Listing or approval for listing upon notice of issuance, of such Shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

  (b)
  Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

  (c)
  Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        18.4    Governing Law.    To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX B

TUPPERWARE CORPORATION
DIRECTOR STOCK PLAN
(as amended November 12, 1998 and November 13, 2001)

        Section 1.    Purpose

        The purposes of the Plan are to assist the Company in (1) promoting a greater identity of interests between the Company's non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

        Section 2.    Definitions

  "Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Award" shall mean an award of Common Stock as contemplated by Section 7 or Section 8 of this Plan or a Stock Option as contemplated by Section 9 of this Plan.

  "Board" shall mean the Board of Directors of the Company.

  "Change of Control" shall mean the happening of any of the following events:

  (i)
  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

  (ii)
  A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

  (iii)
  The consummation of a reorganization, merger, statutory share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries ("Corporate Transaction"); in each case unless, following such Corporate Transaction (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding

    Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

  (iv)
  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

  "Common Stock" shall mean the common stock, $.01 par value, of the Company.

  "Company" shall mean Tupperware Corporation, a Delaware corporation.

  "Effective Date" shall have the meaning given in Section 19 of the Plan.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

  "Fair Market Value" shall mean, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock during normal business hours on the New York Stock Exchange Composite Tape, or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

  "Fees" shall mean the annual retainer fee for a Participant in connection with his or her service on the Board for any fiscal year of the Company.

  "Participant" shall mean each member of the Board who is not an employee of the Company or any subsidiary of the Company.

  "Plan" shall mean the Tupperware Corporation Director Stock Plan.

  "Retirement" shall mean the retirement by a Participant from the Board in accordance with the Company's stated policy on Director retirement.

  "Rules" shall mean the rules promulgated under the Act from time to time and the interpretations issued by Securities and Exchange Commission in respect thereof.

  "Stock Option" shall mean a non-qualified stock option granted under the Plan.

        Section 3.    Eligibility

        Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

        Section 4.    Shares Subject to the Plan

        The maximum number of shares of Common Stock which shall be available for use under the Plan shall be 300,000, subject to adjustment pursuant to Section 16 hereunder. The shares issued under the Plan may be authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares or shares purchased on the open market.

        Section 5.    Duration of Plan

        Unless earlier terminated pursuant to Section 11 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after, the date of the tenth anniversary of the Effective Date.

        Section 6.    Administration

  (a)
  The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

  (b)
  Notwithstanding any other provision of the Plan, no amendment or termination of the Plan shall adversely affect the interest of any Director in Awards or Stock Options previously granted to the Director without that Director's express written consent.

        Section 7.    Initial Awards

        Each Participant shall receive a one-time grant of one thousand (1,000) shares of Common Stock, upon serving his or her initial three months as a member of the Board.

        Section 8.    Stock in Lieu of Retainer

        A Participant shall receive 50 percent of his or her Fees in the form of Common Stock (the "Stock Fees"). The remaining 50 percent of a Participant's Fees are hereinafter referred to as the "Cash Fees." Each Participant who, in any year of the Plan, delivers to the Company written notice of an irrevocable election concerning the Cash Fees to be earned in the next fiscal year of the Company, may receive in lieu of cash an amount of shares of Common Stock equal in value to all or any portion of the Cash Fees (but only increments of 25 percent or a multiple thereof, and in no event to exceed 100 percent of the Cash Fees) as so designated by the Participant in such written notice. The amount of the Common Stock to be received in lieu of Fees shall be determined by dividing the dollar value of the Stock Fees, plus the dollar value of the Cash Fees, if any, the Participant has elected to have paid in Common Stock, that are payable in each fiscal quarter of the Company by the Fair Market Value of a share of Common Stock on the last business day of such fiscal quarter (but if such date is not a day on which the New York Stock Exchange is open, then on the next preceding day on which the New York Stock Exchange is open), except that only whole numbers of shares shall be obtainable pursuant to this Section, and any remainder Fees which otherwise would have purchased a fractional share shall be paid in cash. Any such written notice pursuant to this Section 8 shall remain in effect for subsequent Plan years unless such Participant delivers a written notice setting forth a different election with respect to Cash Fees, which shall be applied to future Plan years until further written notice is received by the Company pursuant to this Section 8.

        Section 9.    Stock Options

  (a)
  Each Participant who, in any year of the Plan, delivers to the Company an irrevocable election concerning the Cash Fees to be earned in the next fiscal year of the Company, may receive in lieu of all or any portion of the Cash Fees (but only increments of 25 percent or a multiple thereof) as so designated by the Participant, a Stock Option for an amount of shares of Common Stock in each fiscal year of the Company as follows:

Percent of Cash Fees Forgone	Number of Shares Subject to Option

100%	1,000
50%	500

        The exercise price shall be determined as follows:

Fair Market Value
Of a Share	-	100% of Cash Fees	=	Exercise Price
Of Common Stock		1,000		Per Share
Fair Market Value
Of a Share	-	50% of Cash Fees	=	Exercise Price
Of Common Stock		500		Per Share

        In no event, however, shall the exercise price be less than 50 percent of the Fair Market Value of a share of Common Stock on the date of the grant.

        In the event that the effect of the foregoing sentence is to limit the reduction of the exercise price, any portion of the Cash Fees which are so prevented from reducing the exercise price shall be paid to the affected Participant, in cash or Common Stock (as elected by the Participant) in an equitable fashion over the remainder of the year in which the Cash Fees are earned, as if an election to receive a Stock Option pursuant to this Section 9(a) has not been made.

  (b)
  The date of grant of a Stock Option pursuant to Section 9(a) shall be the date of the annual meeting of stockholders of the Company that occurs during the year in which the Cash Fees are earned. If such day would not be a day on which the New York Stock Exchange is open, then on the next succeeding day on which the New York Stock Exchange is open.

  (c)
  A Stock Option granted pursuant to Section 9(a) shall vest and be exercisable on the last day of the fiscal year in which the Stock Option is granted. In the event that a Participant is not a member of the Board on the last day of the fiscal year in which the Stock Option is granted, except in the case of a Participant's death or termination for cause, such Participant's Stock Option which has not become vested and exercisable as of such time shall (i) be reduced to an amount of shares of Common Stock which reflects the amount of the foregone Cash Fees earned as of the date of termination from service on the Board, which amount shall be determined by multiplying the number of shares of Common Stock subject to the Stock Option as determined pursuant to Section 9(a), above, by a fraction, the numerator of which shall be the number of days of the fiscal year of the Company in which the Stock Option is granted that the Participant was a member of the Board and the denominator of which shall be 365, provided, that any Stock Option for a fractional share of Common Stock shall be rounded up to the nearest whole number of shares, and (ii) shall continue to vest. The term of exercisability for a Stock Option granted under this Section 9 shall be ten (10) years.

  (d)
  (i) Each Participant shall receive automatically on the day of the Company's annual meeting of shareholders a Stock Option in the amount of four thousand (4,000) shares of Common Stock.

    Stock Options shall be evidenced by option agreements incorporating the terms and conditions set forth below, and which shall become effective upon execution by the Company and the Participant.

  (ii)
  Stock Options granted under the Plan shall be subject to the following terms and conditions, except as otherwise determined by the Committee at the time of grant, and shall contain such additional terms and conditions as the Committee shall deem desirable:

  (A)
  Option Price.    The option price per Share purchasable under a Stock Option shall be equal to the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. Except as may be contemplated by Section 16, the option price may not be adjusted (repriced), nor may new Stock Options be issued in exchange for the surrender of outstanding Stock Options, without shareholder approval.

  (B)
  Option Term.    The term of each Stock Option shall be 10 years from the date the Stock Option is granted.

  (C)
  Exercisability.    Each Stock Option granted under this Section 9(d) shall be immediately exercisable. If the Committee otherwise provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

  (D)
  Method of Exercise.    Subject to the provisions of this Section 9(d), Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares subject to the Stock Option to be purchased.

            Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment, in full or in part, may also be made in the form of delivery of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value of the shares on the date the Stock Option is exercised) and held for a period of not less than 6 months prior to the Stock Option exercise, or by certifying ownership of such shares by the Participant to the satisfaction of the Company for later delivery to the Company as specified by the Committee.

            In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made pursuant to a "cashless exercise" by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

            No shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a stockholder of the Company holding the class or series of shares that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise and has paid in full for such shares.

        Section 10.    Transferability

        Rights, grants and Awards under the Plan may not be assigned, transferred, pledged or hypothecated, and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, any such right, grant or award constituting a "derivative security" under the Rules shall not be transferable by a Participant other than by will or by operation of applicable laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Code or ERISA.

        Section 11.    Amendment

        The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, subject to Section 6(b).

        Section 12.    Termination

        The Plan may be terminated at any time by the Board or by the approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.

        Section 13.    Effect of Change of Control

        Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding and not then exercisable and vested as of the date such Change of Control is determined to have occurred, shall become immediately exercisable, and shall remain exercisable throughout their entire original term, without regard to any subsequent termination of membership on the Board.

        Section 14.    Death, Disability, Termination or Retirement of Participant

  (a)
  Death. Except as otherwise provided in Section 9(c) or Section 13 of the Plan, in the event of the death of a Participant while a member of the Board, any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option or (ii) three (3) years after the date of death. In the event of the death of a Participant subsequent to termination of membership from the Board, to the extent not already exercisable, and all stock options shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option, or (ii) three (3) years after the date of death.

  (b)
  Disability, Retirement or Other Termination. Except as otherwise provided in Section 9(c) or Section 13 of the Plan, in the event of a Participant's termination of membership on the Board as a result of the Participant's disability or Retirement or for another reason other than death or cause (as defined in Section 15 of the Plan), any Stock Options outstanding as of the date of such termination and not then exercisable shall (i) be adjusted in amount to reflect the proportion of Fees earned in the final year of such Participant's service in such year (in accordance with the operation of Sections 8 and 9 of this Plan and in consideration of such Participant's elections for such year), and (ii) become exercisable on the last day of the Company's then-current fiscal year. All outstanding Stock Options held by such Participant shall remain exercisable (to the extent they are exercisable at the time of such termination or become exercisable pursuant to the preceding sentence) until the end of their original term.

        Section 15.    Effect of Termination for Cause

        If a Participant incurs a termination of membership on the Board for cause, such Participant's Stock Options which are not then exercisable shall be automatically cancelled immediately. Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (i) the conviction of the Participant for commission of a felony under Federal law or the law in the state in which such action occurred, or (ii) dishonesty in the course of fulfilling the Participant's duties as a director.

        Section 16.    Adjustments Upon Changes in Capitalization

        In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such substitutions and adjustments may include, without limitation, canceling any and all Awards in exchange for cash payments based upon the value realized by shareholders generally with respect to Shares in connection with such a corporate transaction.

        Section 17.    Regulatory Matters

        The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules in order to enjoy the exemption from the Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

        Section 18.    Effectiveness of Plan

        The Plan as amended and restated hereby shall become effective as of the date the shareholders of the Company approve it (the "Effective Date".)

        Section 19.    Governing Law

        To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

TUPPERWARE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 15, 2002
1:00 p.m.

HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

Householding Notice

        The Securities and Exchange Commission adopted rules that allow TUPPERWARE CORPORATION (the "Company") to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom the company believes to be members of the same family. This procedure is referred to as "Householding."

        If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of the Company's Annual Report, Proxy Statement for its Annual Meeting of Stockholders, any proxy statement combined with a prospectus or any information statement. We will include with the Householded materials for our Annual Meetings, a separate proxy card and Notice of Annual Meeting of Stockholders for each registered shareholder at your address.

        If you object to Householding or wish to revoke Householding in the future, in order to continue to receive individual copies of these documents, call Wells Fargo Bank Minnesota, N.A., our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number located on the reverse side of this card and Company number 187.

        If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. The Company intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

        Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Company of preparing and mailing duplicate materials.

[Logo]	Tupperware Corporation 14901 S. Orange Blossom Trail Orlando, Florida 32837	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.
 If no choice is specified, the proxy will be voted "FOR" all nominees in Item 1 and "FOR" Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Thomas M. Roehlk and Pradeep Mathur, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

There are three ways to vote your Proxy	COMPANY # CONTROL #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 14, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•
Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tup/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 14, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above to obtain your records and create an electronic ballot.

•
If you prefer to receive proxy materials via the Internet in the future, you may consent to do so.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR All Nominees in Item 1 and FOR Items 2, 3 and 4.

1.	Election of directors:	01 Clifford J. Grum 02 Betsy D. Holden 03 Angel R. Martinez	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The Proposal to Ratify the Appointment of Independent Auditors	☐	For	☐	Against	☐	Abstain
3.	The Proposal to Approve the Tupperware Corporation 2002 Incentive Plan	☐	For	☐	Against	☐	Abstain
4.	The Proposal to Amend the Tupperware Corporation Director Stock Plan	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below.	I plan to attend meeting. ☐ If you check this box an admission ticket will be sent to you.	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TUPPERWARE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 15, 2002
1:00 p.m.

HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

Householding Notice

        The Securities and Exchange Commission adopted rules that allow TUPPERWARE CORPORATION (the "Company") to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom the company believes to be members of the same family. This procedure is referred to as "Householding."

        If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of the Company's Annual Report, Proxy Statement for its Annual Meeting of Stockholders, any proxy statement combined with a prospectus or any information statement. We will include with the Householded materials for our Annual Meetings, a separate proxy card and Notice of Annual Meeting of Stockholders for each registered shareholder at your address.

        If you object to Householding or wish to revoke Householding in the future, in order to continue to receive individual copies of these documents, call Wells Fargo Bank Minnesota, N.A., our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number located on the reverse side of this card and Company number 187.

        If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. The Company intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

        Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Company of preparing and mailing duplicate materials.

VOTING INSTRUCTION CARD

TUPPERWARE CORPORATION
14901 S. Orange Blossom Trail, Orlando, FL 32837

VOTING INSTRUCTIONS TO TRUSTEE FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2002

        As a participant in the Tupperware Corporation Retirement Savings Plan, you have the right to give instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 15, 2002 and at any adjournment thereof. In this connection, please follow the voting instructions on the reverse side of this card and either vote telephonically, electronically, or sign and date it, and return this card promptly in the postage-paid envelope provided.

        Regardless of the number of shares held in trust on your behalf, exercising your voting instruction right is very important.

        This voting instruction card when properly executed will be voted in the manner directed. If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1 and to vote FOR Items 2, 3 and 4 and, in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Defined Contribution Trust.

☒
Please mark votes as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES
IN ITEM 1 AND "FOR" ITEMS 2, 3 and 4.

        (See reverse side for voting instructions)

There are three ways to vote your Proxy	COMPANY # CONTROL #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 14, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•
Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tup/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 14, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above to obtain your records and create an electronic ballot.

•
If you prefer to receive proxy materials via the Internet in the future, you many consent to do so.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

        The Board of Directors Recommends a Vote FOR All Nominees in Item 1 and FOR Items 2, 3 and 4.

1.	Election of directors:	01 Clifford J. Grum 02 Betsy D. Holden 03 Angel R. Martinez	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The Proposal to Ratify the Appointment of Independent Auditors	☐	For	☐	Against	☐	Abstain
3.	The Proposal to Approve the Tupperware Corporation 2002 Incentive Plan	☐	For	☐	Against	☐	Abstain
4.	The Proposal to Amend the Tupperware Corporation Director Stock Plan	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below.	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

GENERAL INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEBTEDNESS OF MANAGEMENT
REPORT OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE
REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
STOCK OPTIONS
Option Grants in Last Fiscal Year
APPENDIX A TUPPERWARE CORPORATION 2002 INCENTIVE PLAN
APPENDIX B TUPPERWARE CORPORATION DIRECTOR STOCK PLAN (as amended November 12, 1998 and November 13, 2001)
TUPPERWARE CORPORATION 14901 S. Orange Blossom Trail, Orlando, FL 32837
VOTING INSTRUCTIONS TO TRUSTEE FOR 2002 ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2002
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2, 3 and 4.
If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here